Investor Presentation

First Quarter 2026

May 12, 2026

DIGIMARC

Safe Harbor Statement

This presentation includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which reflect management's current view regarding future events and performance.

Although we believe these statements are based on reasonable expectations and beliefs, they are subject to risks and uncertainties that are difficult to predict and, often, beyond our control. These risks include, but are not limited to, the risk factors set forth in Part I, Item 1A of our latest Annual Report on Form 10-K and the risks detailed in our other filings with the U.S. Securities and Exchange Commission.

We believe that these risk factors could affect our future performance and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf.

All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this presentation. We expressly disclaim any obligation to update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this presentation or a change in our views or expectations, or otherwise.

Highlights

Grew Ending ARR[1] 9% sequentially; advancing Secure Gift Card rollout plans with 15 North American retailers, including 8 of the top 20 largest[2]

Business Highlights

- Secured our first Secure Gift Card commercial order covering six Closed-Loop and Open-Loop brands.
- Advancing rollout plans with 15 North American retailers, including 8 of the top 20 largest[2].
  - Up from 8 North American retailers, including 4 of the top 20 largest[2], in the last two months.
- Secured 3 upsells with existing customers for our Anti-counterfeiting solution.
- Continued to execute against the large opportunity in Digital Trust & Integrity.
  - Secured a 6-figure upsell with the global technology company that has adopted our Leak Detection for Web Content solution (ARR impact in Q2).
  - Progressing a natural and exciting extension of our trust layer strategy that directly aligns with our existing IP and operating history and provides a critical, unmet need for scalable agentic AI.
- Added key talent across Go-To-Market functions, including two accomplished sales leaders.

Financial Highlights

- Grew Ending ARR[1] 9% sequentially.
- Grew Subscription Gross Margin[3] 400 basis points year-over-year.
- We ended the quarter with $10.0M of cash and investments, and no debt.
- We expect to implement our new corporate structure on or around May 16th.

Three Core Focus Areas

Digimarc is capitalizing on the convergence of key trends driving increased demand for our solutions, positioning ourselves to benefit from the relentless advance of AI

Retail Loss Prevention	Product Authentication	Digital Trust & Integrity
Solutions: • Secure Gift Cards • Product Swap Prevention	**Solutions:** • Anti-counterfeiting	**Solutions:** • Leak Detection • Piracy Prevention • Internal Compliance • Royalty Monitoring

Retail Loss Prevention

Secured first Secure Gift Card commercial order; advancing rollout plans with 15 North American retailers, including 8 of the top 20 largest[(2)]

- Results to date demonstrate the power of our solution – significant fraud-reduction, improved checkout experience, and high scalability across printers, brands, and retailers, all without any adverse impact on sales.
  - For more information on the market and our solution, please refer to our Gift Card Investor Supplemental.
- The US serviceable addressable market (SAM) for our solution is an estimated 3 billion to 5 billion cards annually. The global SAM is an estimated 7.5 billion to 17 billion cards annually.
- Advancing rollout plans with 15 North American retailers, including 8 of the top 20 largest[(2)] (an increase from 8 and 4, respectively)
  - Schnucks chain-wide rollout is underway.
  - Second retailer summer roll-out downsized due to delay in scanner firmware unrelated to our software. Broader rollout now scheduled for January 2027. This is a timing adjustment only — retailer commitment, scope, and program objectives remain unchanged.
- Secured our first Secure Gift Card commercial order in Q1, covering six Closed-Loop and Open-Loop brands.
- In conversation with additional Open-Loop and Closed-Loop brands, comprising both 3rd party and 1st party issuers.
- Multiple retailers have expressed an early interest in our Product Swap Prevention solution, including one very large retailer who in addition asked about our ability to solve another problem they (and the industry) are facing, counterfeit coupons.
  - While compelling validation that our Secure Gift Card solution can provide a wedge into the much larger Retail Loss Prevention category, we remain focused on delivering on the opportunity immediately in front of us.
- Laggards in adopting (both brands and retailers) will likely bear an increasing percentage of an ever-increasing amount of fraud, driving the potential for a powerful demand-pull dynamic.

Product Authentication

ARR from our Anti-counterfeiting solution continues to grow, driven by customer upsells & new customer wins

- Brands face rampant counterfeiting and IP theft, with bad actors advancing their technology and processes to replicate packaging and security features with alarming accuracy, something made ever easier with the advancement of AI.
- Decentralized supply chains and omnichannel sales make counterfeit detection more difficult, putting brands in a reactive position against emerging threats. Many security measures require trained inspectors and specialized tools, limiting accessibility, increasing costs and reducing scalability.
- Digimarc's secure and scalable, covert and connected proactive Anti-counterfeiting solution provides superior results when compared to competing analog solutions such as tags, codes, inks, or labels.
- We signed 3 upsells with leaders in the Pharmaceuticals, Food and Beverage, and Consumer Goods industries.
- We are fortunate to have some of the largest and well-known companies in the world as valued customers and expect to benefit from further upsell and cross-sell revenue generation in the future.

Digital Trust & Integrity

We continue to execute against this large opportunity and are progressing a natural extension of our strategy that provides a critical, unmet need for scalable agentic AI

- AI is creating a vacuum of trust and authenticity, especially acute in the digital world.
- The work of C2PA has created wide awareness that our technology can address many digital trust and integrity problems, and our history, our credibility, our expertise, our experience, and our first-to-market with – and co-leadership of – the digital watermarking component of the C2PA standard are all coalescing to ensure we are well positioned to surf this ever-growing wave.
- This is an exciting and nascent market. As previously shared, we have been intentional in how we address to optimize this segment for long-term success.
- We secured a 6-figure upsell with the global technology company that has adopted our Leak Detection for Web Content solution (ARR impact in Q2).
- We progressed discussions with the important industry group we have previously mentioned that is searching for an industry solution to a problem they previously felt unsolvable. As a result, we expect to soon enter direct conversations with leading companies in this industry regarding our ability to help them solve this (and other) problems made worse by the advance of AI.
- Included as a potential participant in a SOFWERX Field-Forward Technology Sprint, reflecting the growing relevance of our technology in contested, mission-critical environments.
- Progressing a natural extension of our trust layer strategy that directly aligns with our existing IP and operating history and addresses a critical, unmet need for scalable agentic AI.

Future Identification Opportunity Areas

Digimarc remains well-positioned to execute against large market opportunities when the markets are ripe

Digimarc Recycle



Belgium end-to-end market demonstration slated to be live by mid-year. German end-to-end market demonstration slated to be live by Q3. We remain positioned for additional ARR in the future.

Digimarc Retail Experience



Continue to support Netto Marken Discount's use of our technology at their front of store. Scale and scope of experience provides foundation of Retail Loss Prevention opportunity.

Digimarc Automate



Continue to support partners capable of pursuing opportunities without the need for our direct involvement.

Digimarc Engage


1st Scan
2nd Scan
3rd Scan

We have marquee customers, including two of the largest global CPGs, as the industry approaches Digital Link Sunrise 2027. Closed an upsell in Q1 and another early in Q2.

Financial Update

Annual Recurring Revenue

Q1'26 Ending ARR[1] was $15.0M vs $20.0M in Q1'25

- ARR was negatively impacted by the previously disclosed loss of two customer contracts in 2025 that are outside of our focus areas.
- Excluding these headwinds, ARR grew $1.8 million year-over-year.
- ARR grew 9% sequentially.

($'s in 000's)	YoY $ Change
Q1'25 ending ARR[1]	$19,973
DRS contract	($3,672)
Retailer contract	($3,090)
Other net activity[4]	$1,827
Q1'26 ending ARR[1]	$15,038

Financial Summary

Q1'26 non-GAAP net loss[5] was $1.6M, an improvement of $6.9M

- Subscription revenue was impacted by the previously disclosed loss of two customer contracts in 2025.
- Service revenue was impacted by the end of HolyGrail 2.0 recycling projects in 2025.
- The reduction in expenses reflects lower headcount and severance costs due to the Q1'25 reduction in force and lower non-headcount cash costs from our ongoing corporate streamlining efforts.

($'s in 000's, except per share amounts)	Q1'26	Q1'25	YoY % Improvement
Subscription revenue	$4,369	$5,314	(18%)
Service revenue	$3,210	$4,054	(21%)
Subscription gross profit margin[3]	90%	86%	+4 Points
Service gross profit margin[3]	57%	65%	-8 Points
Operating expenses	$11,673	$18,164	36%
Non-GAAP operating expenses[5]	$8,108	$16,467	51%
Net income (loss)	($6,966)	($11,730)	41%
Non-GAAP net income (loss)[5]	($1,638)	($8,544)	81%
Net income (loss) per diluted share	($0.32)	($0.55)	42%
Non-GAAP net income (loss) per diluted share[5]	($0.07)	($0.40)	83%

DIGIMARC

Free Cash Flow

Q1'26 free cash flow[5] was ($2.0M), an improvement of $3.7M from Q1'25

- We ended Q1'26 with $10.0M of cash and short-term investments, and no debt.

($'s in 000's)	Q1'26	Q1'25	YoY $ Improvement
Free cash flow generation (usage)[5]	($1,968)	($5,629)	$3,661
Non-GAAP net income (loss)[5]	($1,638)	($8,544)	$6,906

Free Cash Flow Bridge

$3.7M improvement in free cash flow(5) in Q1’26 vs Q1’25



Q1'26 vs. Q1'25 Free Cash Flow (FCF) Bridge
$'s in Millions
Increase
Decrease
Total
$2.0
$1.0
$0.0
($1.0)
($2.0)
($3.0)
($4.0)
($5.0)
($6.0)
($7.0)
($8.0)
($5.6)
($1.8)
$0.5
$8.4
($3.4)
($2.0)
Q1'25 FCF(5)
Revenue
Non-GAAP COGS(5)
Non-GAAP Opex(5)
Working Capital & Other
Q1'26 FCF(5)
$3.7M FCF
improvement

DIGIMARC

Concluding Remarks

We are capitalizing on the convergence of key trends driving increased demand for our solutions positioning ourselves to benefit from the relentless advance of AI

- We grew Ending ARR(1) 9% sequentially while expanding our Subscription Gross Margin(3) 400 basis points year-over-year.
- We are advancing our Secure Gift Card solution by aligning key industry partners as we progress towards widespread adoption of our solution. We signed our first commercial order and are progressing initial rollout plans with 15 North American retailers, including 8 of the top 20 largest(2).
  - This represents a significant increase from 8 North American retailers, including 4 of the top 20 largest(2), since our last earnings call two months ago
- ARR from our Anti-counterfeiting solution continues to grow, driven by customer upsells and new customer wins.
- We continued to execute against the large opportunity in the exciting and greenfield Digital Trust & Integrity space, securing a 6-figure upsell with a global technology company, advancing engagement with important force multipliers, and progressing a natural and exciting extension of our trust layer strategy that directly aligns with our existing IP and operating history and provides a critical, unmet need for scalable agentic AI.
- We added key talent across Go-To-Market functions, including two accomplished sales leaders.
- We continue to be well-positioned to address very large problems outside of our current focus areas when the markets are ripe
  - We are eager for the results of the two upcoming end-to-end market demonstrations of our Recycling solution as we believe they will show our ability to help the industry comply with the sunrise of the EU's Packaging and Packaging Waste Regulation (PPWR).

Q&A


DIGIMARC
Validation Successful

Footnotes

(1) Ending Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all our commercial contracts as of the measurement date.

(2) The references to the Top 20 largest North American retailers was determined based on 2024 revenues.

(3) Subscription and Service gross profit margins exclude amortization expense on acquired intangible assets from the EVRYTHNG acquisition.

(4) Other net activity refers to additions to ARR, reflecting new and upsell activity, offset by deletions from ARR, reflecting contract terminations and downsells. As previously stated, we expected higher customer churn as we tightened our go-to-market focus, and in areas outside of that focus, we would be strategically price-aggressive.

(5) This presentation contains non-GAAP financial measures including Non-GAAP operating expenses, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Free cash flow. These financial measures are important measures of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures, amongst others, in evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing non-GAAP financial measures, together with the reconciliation within our SEC filings to GAAP financial measures, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc's non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.